UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 23, 2020

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Park Central Drive, Suite 1700, Dallas, Texas		75251
(Address of Principal Executive Offices)		(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TBK	NASDAQ Global Select Market
Depositary Shares Each Representing a 1/40th Interest in a Share of 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock	TBKCP	NASDAQ Global Select Market

Item 8.01.Other Events.

On September 23, 2020, Triumph Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, Advance Business Capital LLC (“ABC” and together with the Company, “Triumph”) entered into an Account Management Agreement, Amendment to Purchase Agreement and Mutual Release (the “Agreement”) with Covenant Transport Solutions, LLC (“CTS”) and Covenant Logistics Group, Inc. (“CVLG”, and collectively with CTS, “Covenant”).  Pursuant to the Agreement, the parties agreed to certain amendments to that certain Accounts Receivable Purchase Agreement (the “ARPA”), dated as of July 8, 2020, by and among ABC, as buyer, CTS, as seller, and the Company, as buyer indirect parent.  Such amendments include:

•

Return of the portion of the purchase price paid under the ARPA consisting of 630,268 shares of Company common stock, which will be accomplished through the sale of such shares by Covenant (as and when directed by the Company) pursuant to the terms of the Agreement and the surrender of the cash proceeds of such sale (net of brokerage or underwriting fees and commissions) to the Company;

•	Elimination of the up to $9.9 million in earn-out consideration potentially payable to CTS under the ARPA; and

•

Modification of the indemnity provisions under the ARPA to eliminate the existing indemnifications for breaches of representations and warranties and to replace such with a newly established indemnification by Covenant in the event ABC incurs losses related to the $62,167,152 in over-formula advances made to specified clients identified in the Agreement (the “Over-Formula Advance Portfolio”).  Under the terms of the new indemnification arrangement, Covenant will be responsible for and will indemnify ABC for 100% of the first $30 million of any losses incurred by ABC related to the Over-Formula Advance Portfolio, and for 50% of the next $30 million of any losses incurred by ABC, for total indemnification by Covenant of $45 million.

Covenant’s indemnification obligations under the Agreement are secured by a pledge of equipment collateral by Covenant with an estimated net orderly liquidation value of $60 million (the “Equipment Collateral”).  The Company’s wholly-owned bank subsidiary, TBK Bank, SSB, has provided Covenant with a $45 million line of credit, also secured by the Equipment Collateral, the proceeds of which may be drawn to satisfy Covenant’s indemnification obligations under the Agreement.

Pursuant to the Agreement, Triumph and Covenant have agreed to certain terms related to the management of the Over-Formula Advance Portfolio, and the terms by which Covenant may provide assistance to maximize recovery on the Over-Formula Advance Portfolio.

Pursuant to the Agreement, Triumph and Covenant have provided mutual releases to each other related to any and all claims related to the transactions contemplated by the ARPA or the Over-Formula Advance Portfolio. Also in connection the Agreement, Covenant agreed to dismiss, with prejudice, the declaratory judgment action filed in the 95th Judicial District Court of Dallas County, Texas (removed to the United States District Court, Northern District of Texas), related to the ARPA and the transactions contemplated thereby.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

By:	/s/ Adam D. Nelson
Name: Adam D. Nelson Title: Executive Vice President & General Counsel

Date:  September 23, 2020